Exhibit 3.6

BYLAWS

OF

PIONEER PRODUCTION SERVICES, INC.

Adopted as of February 15, 2008

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the corporation will be located in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the corporation may require.

ARTICLE II

MEETINGS OF THE STOCKHOLDERS

Section 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other proper purpose will be held at such place either within or without the State of Delaware as the Board of Directors may from time to time designate, as stated in the notice of such meeting or a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that any meeting not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 211(a)(2) of the Delaware General Corporation Law.

Section 2. Annual Meeting. Unless directors are elected by written consent of stockholders in lieu of an annual meeting, an annual meeting of stockholders will be held at such date and time as may be designated by the Board of Directors and stated in the notice of the meeting. At such meeting, the stockholders entitled to vote thereat will elect a Board of Directors and may transact such other business as may be properly brought before the meeting.

Section 3. Special Meetings. Unless otherwise provided by law or the certificate of incorporation of the corporation (as amended or restated from time to time, the “Certificate of Incorporation”), special meetings of stockholders may be called by the Chief Executive Officer or the President, and will be called by the Secretary at the request, in writing, of either a majority of the Board of Directors or stockholders owning outstanding shares of capital stock of the corporation entitled to cast ten percent (10%) or more of the votes that could be cast at such meeting. Such request will state the purpose or purposes of the proposed meeting.

Section 4. Notice of Annual or Special Meeting. Unless otherwise required by law, written or printed notice stating the location, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, must be delivered either personally or by mail, by or at the direction of the Secretary to each stockholder of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting, in accordance with Article VIII of these Bylaws.

Section 5. Business at Special Meeting. The business transacted at any special meeting of the stockholders will be limited to the purpose or purposes stated in the notice thereof.

Section 6. Quorum of Stockholders. The holders of outstanding shares of capital stock of the corporation entitled to cast a majority of the votes that could be cast at any meeting of stockholders, represented in person or by proxy, will constitute a quorum at such meeting for the transaction of business. When a separate vote by a class or classes is required, a majority of the outstanding shares of each such class or classes, represented in person or by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter.

Section 7. Adjournment. At any meeting of stockholders, if less than a quorum is present, the holders of outstanding shares of capital stock of the corporation entitled to cast a majority of the votes that could be cast by the holders of capital stock then present in person or by proxy will have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date (as provided for in Article IX, Section 5 of these Bylaws) is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 8. Act of Stockholders. Directors will be elected by a plurality of the votes cast by holders of shares of capital stock of the corporation outstanding and entitled to vote in the election of directors represented in person or by proxy at a meeting of stockholders at which a quorum is present, and all elections of directors must be by written ballot. Any other action or matter that is approved by a majority of the votes cast by holders of shares of capital stock of the corporation outstanding and entitled to vote on such action or matter, represented in person or by proxy at a meeting at which a quorum is present, will be the act of the stockholders, unless a higher proportion of such votes is required by law or the Certificate of Incorporation. When a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes and represented in person or by proxy, will be the act of such class.

Section 9. Proxies. At any meeting of the stockholders, each stockholder having the right to vote will be entitled to vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy will be valid after one (1) year from its date of execution unless otherwise provided in the proxy. Each proxy will be revocable unless expressly provided therein to be irrevocable and the proxy is coupled with an interest sufficient in law to support an irrevocable proxy or otherwise made irrevocable by law. Proxies must be filed with the secretary of the meeting, or of any adjournment thereof, before being voted. Except as otherwise provided by a proxy, proxies will not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons will be valid if executed by any one of them unless at or prior to its exercise the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder will be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity will rest on the challenger.

Section 10. Voting List. At least ten (10) days before each meeting of stockholders, a complete list of stockholders entitled to vote at each such meeting or in any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares of each class of capital stock held by each, will be prepared by the Secretary or the officer or agent having charge of the stock transfer ledger of the corporation. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for such ten (10) day period at the principal executive office of the corporation. Such list will also be produced and kept open at the time and place of the meeting. The stock ledger will be the only evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders.

Section 11. Consent of Stockholders in Lieu of Meeting. Any action that may be taken at a special or annual meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by all of the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every written consent will bear the date of signatures of each stockholder and no written consent will be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated consent, written consents signed by a sufficient number of holders to take such action are delivered to the Secretary. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent will be given to those stockholders who did not consent in writing.

Section 12. Presiding Officer and Conduct of Meetings. The Chairman of the Board will preside at all meetings of the stockholders and will automatically serve as chairman of such meetings. In the absence of the Chairman of the Board, the Board of Directors may elect a person to act as chairman at such meeting. In the absence of the Chairman of the Board, and if the Board of Directors fails to elect a chairman, then the President will preside at the meeting of the stockholders and will automatically be the chairman of such meeting, unless and until a different person is elected by a majority of the shares entitled to vote at such meeting. The Secretary will act as secretary at all meetings of the stockholders. In the absence or disability of the Secretary, an Assistant Secretary (if one has been elected) appointed by the chairman of the meeting will act as secretary at such meetings and in the absence or disability of an Assistant Secretary, the chairman of the meeting will appoint another person to act as secretary at such meetings.

Section 13. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed fail to appear or act, or if inspectors have not been appointed, the chairman of the meeting must appoint one or more inspectors. The inspectors will determine the number of shares of capital stock of the corporation outstanding and the voting power of each, the number of votes represented at the meeting, the existence of a quorum, the validity and effect of proxies, and will receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors will make a report in writing of any challenge, request or matter determined by them and will execute a certificate of any fact found by them. No director or candidate for the office of director may act as an inspector of an election of directors.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Powers. The business and affairs of the corporation will be managed by or under the direction of its Board of Directors. The Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders.

Section 2. Compensation of Directors. As specifically prescribed from time to time by resolution of the Board of Directors, directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated compensation for their services in their capacity as directors. This provision will not preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3. Chairman of the Board. The Board of Directors, at its first meeting after each annual meeting of stockholders, may elect one of its members as Chairman of the Board. The Chairman of the Board will preside at all meetings of the Board of Directors and will have such other powers and duties as usually pertain to such position or as may be delegated by the Board of Directors.

Section 4. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, and the directors so elected will hold office for the unexpired term of their predecessor in office until the next annual meeting and until their successors are elected and have qualified. A vacancy will be deemed to exist by reason of the death, resignation or removal from office of any director.

Section 5. Resignation; Removal. Any director may resign at any time by giving written notice thereof to the Board of Directors. Any such resignation will take effect as of its date unless some other date is specified therein, in which event it will be effective as of that date. The acceptance of such resignation will not be necessary to make it effective. The holders of shares of capital stock of the corporation having the right to cast a majority of the votes that could be cast in an election of directors may remove any director or the entire Board of Directors, with or without cause, either by a vote at a special meeting or annual meeting, or by written consent.

ARTICLE IV

MEETINGS OF THE BOARD

Section 1. First Meeting. The first meeting of each newly-elected Board of Directors will be held immediately following the annual meeting of the stockholders and no notice of such meeting will be necessary to the newly-elected directors in order legally to constitute the meeting, provided a quorum is present.

Section 2. Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice at such time and at such place either within or without the State of Delaware as from time to time is prescribed by the Board of Directors.

Section 3. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President or by a majority of the Board of Directors. Written notice of special meetings of the Board of Directors must be given to each director at least 24 hours before the time of the meeting.

Section 4. Business at Regular or Special Meeting. Neither the business to be transacted at nor the purpose or purposes of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 5. Quorum of Directors. A majority of the Board of Directors will constitute a quorum for the transaction of business, unless a greater number is required by law or the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 6. Act of Meeting of the Board of Directors. The act of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors, unless the act of a greater number is required by law or the Certificate of Incorporation.

Section 7. Action by Unanimous Written Consent Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board of Directors and such consent is filed with the minutes of proceedings of the Board of Directors. Such consent will have the same force and effect as a unanimous vote of the Board of Directors.

ARTICLE V

COMMITTEES

The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, will have and may exercise all the authority of the Board of Directors, subject to the limitations imposed by applicable law. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Vacancies in the membership of any such committee will be filled by resolution adopted by the majority of the full Board of Directors at a regular or special meeting of the Board. All committees will keep regular minutes of their proceedings and report the same to the Board of Directors when required. To the extent applicable, the provisions of Article IV of these Bylaws governing the meetings of the Board of Directors will likewise govern the meetings of any committee thereof. Any member of the executive committee or any other committee may be removed by the Board of Directors by the affirmative vote of a majority of the full Board of Directors, whenever, in its judgment, the best interests of the corporation will be served thereby.

ARTICLE VI

DIRECTORS’ ACTION BY USE OF CONFERENCE TELEPHONE

Members of the Board of Directors or members of any committee designated by such Board of Directors may participate in and hold a meeting of such Board of Directors or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting will constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VII

OFFICERS

Section 1. Executive Officers. The officers of the corporation will consist of a President and a Secretary and may also include a Chief Executive Officer, one or more Vice Presidents, a Chief Financial Officer and such other officers as are provided for in this Article VII, each of whom will be elected by the Board of Directors as provided in Section 2 of this Article. Any two or more offices may be held by the same person.

Section 2. Election and Qualification. The Board of Directors, at its first meeting held immediately after each annual meeting of stockholders, will choose a President and a Secretary. The Board of Directors also may elect a Chief Executive Officer, one or more Vice Presidents, a Chief Financial Officer and such other officers, including assistant officers and agents as may be deemed necessary, who will hold their offices for such terms and exercise such powers and perform such duties as are determined from time to time by the Board of Directors.

Section 3. Salaries. The compensation of all officers and agents of the corporation will be determined by the Board of Directors.

Section 4. Term, Removal, and Vacancies. Each officer of the corporation will hold office until his successor is chosen and qualified or until his death, resignation, or removal. Any officer may resign at any time upon giving written notice to the corporation. Any officer or agent may be removed by the Board of Directors, with or without cause, but such removal will be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent will not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise will be filled by the Board of Directors.

Section 5. Chief Executive Officer. The Chief Executive Officer will, subject to the oversight and the direction of the Board of Directors, be the chief executive officer of the corporation, and will see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer will have such other powers and duties as usually pertain to such office or as may be prescribed by the Board of Directors. Unless the Board of Directors shall elect different persons to be Chief Executive Officer and President, any person that is elected to be President shall also be deemed to have been elected to be Chief Executive Officer.

Section 6. President. The President will, subject to the oversight and the direction of the Board of Directors and the Chief Executive Officer (if other than the President), have general powers of oversight, supervision and management of the business and affairs of the corporation, and will see that all orders and resolutions of the Board of Directors are carried into effect. The President will have such other powers and duties as usually pertain to such office or as may be prescribed by the Board of Directors. The President, or such other officer or agent of the corporation to which the President may delegate such power, will execute bonds, mortgages, instruments, contracts, agreements and other documentation. Unless the Board of Directors shall elect different persons to be Chief Executive Officer and President, any person that is elected to be Chief Executive Officer shall also be deemed to have been elected to be President.

Section 7. Vice Presidents. Unless otherwise determined by the Board of Directors, the Vice Presidents, in the order of their seniority as such seniority may from time to time be designated by the Board of Directors, will perform the duties and exercise the powers of the President in the absence or disability of the President. They will perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

Section 8. Secretary. The Secretary will attend all meetings of the stockholders and all meetings of the Board of Directors, will record all the proceedings of the meetings of the stockholders and of the Board of Directors in books to be kept for that purpose, and will perform like duties for the standing committees when required. The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors or the President. The Secretary will keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it. When so affixed, such seal will be attested by his or her signature or by the signature of an Assistant Secretary.

Section 9. Assistant Secretaries. Unless otherwise determined by the Board of Directors, the Assistant Secretaries, in the order of their seniority as such seniority may from time to time be designated by the Board of Directors, will perform the duties and exercise the powers of the Secretary in the absence or disability of the Secretary. They will perform such other duties and have such other powers as the Board of Directors, the President or the Secretary may from time to time prescribe.

Section 10. Chief Financial Officer. The Chief Financial Officer will have the custody of the corporate funds and securities and will keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and will deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors or the President. The Treasurer will disburse the funds of the corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements, and will perform such other duties and have such other powers as usually pertain to the office of treasurer or as may be prescribed by the Board of Directors or the President from time to time.

Section 11. Assistant Treasurer. Unless otherwise determined by the Board of Directors, the Assistant Treasurer will perform the duties and exercise the powers of the Chief Financial Officer in the absence or disability of the Chief Financial Officer. The Assistant Treasurer will perform such other duties and have such other powers as the Board of Directors, the President or the Chief Financial Officer may from time to time prescribe.

Section 12. Officers’ Bond. If required by the Board of Directors, any officer will give the corporation a bond, which must be renewed as the Board of Directors may require, in such sum and with such surety or sureties as may be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of any and all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

ARTICLE VIII

NOTICES

Section 1. Methods of Giving Notice. Whenever any notice is required to be given to any stockholder or director under the provisions of any law, the Certificate of Incorporation or these Bylaws, it must be given in writing and delivered personally or mailed to such stockholder or director at such address as appears on the books of the corporation, and such notice will be deemed to be given two (2) business days after the day the same is deposited in the United States mail with sufficient postage thereon prepaid. To the extent provided in Section 4 of this Article VIII, notice to stockholders and directors may also be given by any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process (“electronic transmission”).

Section 2. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director under the provisions of any law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, will be deemed equivalent to the giving of such notice.

Section 3. Attendance as Waiver. Attendance of a stockholder or director at a meeting will constitute a waiver of notice of such meeting, except when a stockholder or director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in any written waiver.

Section 4. Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders and directors, any notice to stockholders or directors given by the corporation under any provision of the Delaware General Corporation Law (except as otherwise provided below), the Certificate of Incorporation or these Bylaws will be effective if given by a form of electronic transmission consented to by the stockholder or director to whom the notice is given. Any such consent will be revocable by the stockholder or director by written notice to the corporation. Any such consent will be deemed revoked if (a) the corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the corporation in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary or to the transfer agent of the corporation, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation will not invalidate any meeting or other action. Notice given by electronic transmission will be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the recipient has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the recipient of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the recipient. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission will, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice to stockholders may not be given by electronic transmission if such notice is given pursuant to Sections 164, 296, 311, 312 and 324 of the Delaware General Corporation Law.

ARTICLE IX

CERTIFICATES FOR SHARES

Section 1. Certificates Representing Shares. The corporation will deliver certificates representing all shares to which stockholders are entitled. Such certificates will be numbered, entered in the books of the corporation as they are issued and will be signed by the Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation or a facsimile thereof. Any or all signatures on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate has ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issuance. If the corporation is authorized to issue shares of more than one class, there will be set forth upon the face or back of the certificate a statement that the corporation will furnish to any stockholder upon request and without charge a full statement of all of the powers, designations, preferences, limitations and relative, participating, optional, or other special rights of the shares of each class authorized to be issued and the qualifications, limitations or restrictions of such preferences and/or rights and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Each certificate representing shares must state upon the face thereof that the corporation is organized under the laws of the State of Delaware, the name of the person to whom issued, the number and the class and the designation of the series, if any, that such certificate represents and the par value of each share represented by such certificate or a statement that the shares are without par value. No certificate may be issued for any share until the consideration therefor has been fully paid.

Section 2. Restriction on Transfer of Shares. If any restriction on the transfer, or registration of the transfer, of shares is imposed or agreed to by the corporation, as permitted by law, the Certificate of Incorporation or these Bylaws, such restriction must be noted conspicuously on the face or back of each certificate representing shares in accordance with applicable law.

Section 3. Transfer of Shares. Subject to the provisions of Section 6 of this Article IX, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it will be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. The corporation will not, however, be required to pay any tax that may be payable in respect of any transfer of shares of capital stock of the corporation, and no such transfer will be made or reflected on the books of the corporation unless and until the person requesting such transfer has paid to the corporation the amount of any such tax, or has established, to the satisfaction of the corporation, that such tax has been paid.

Section 4. Lost, Stolen, or Destroyed Certificate. The corporation may issue a new certificate or certificates in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The corporation, as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it may require and/or to give the corporation a bond in such sum as it may direct to indemnify the corporation against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

Section 5. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix a date as the record date for any such determination of stockholders, such date to not precede the date of adoption of the resolution fixing the record date, and such date to be not more than sixty (60) days, and, in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders, the close of business on the day next preceding the date on which notice of the meeting is mailed or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held will be the record date for such determination of stockholders. If no record date is fixed for the determination of stockholders entitled to receive payment of a dividend or other distribution, or for any other proper purpose, the close of business on the day on which the resolution of the Board of Directors declaring such dividend or relating to such other proper purpose is adopted will be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 5, such determination will apply to any adjournment thereof; provided that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Registered Stockholders. The corporation may recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote such shares as owner, and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

ARTICLE X

GENERAL PROVISIONS

Section 1. Dividends. The Board of Directors from time to time may declare, and the corporation may pay, dividends on its outstanding shares of capital stock in cash, property, or its own shares, pursuant to law.

Section 2. Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

Section 3. Negotiable Instruments. All bills, notes, checks, or instruments for the payment of money will be signed by such officer or officers or such other person or persons as permitted by these Bylaws or in such manner as the Board of Directors from time to time may designate.

Section 4. Fiscal Year. The fiscal year of the corporation will end on December 31 of each year unless a different fiscal year is fixed by resolution of the Board of Directors.

Section 5. Seal. The corporate seal will have inscribed thereon the name of the corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6. Books and Records. The corporation will keep books and records of account and will keep minutes of the proceedings of the stockholders, the Board of Directors, and each committee of the Board of Directors. The corporation will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records will contain the names and addresses of all past and current stockholders of the corporation and the number and class of shares issued by the corporation held by each of them. Any books, records, minutes, and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE XI

AMENDMENTS

The Bylaws may be amended or repealed or new bylaws adopted as provided by the Certificate of Incorporation.

CERTIFICATE OF SECRETARY

The undersigned hereby certifies that (i) she is the duly elected and qualified Secretary of Pioneer Production Services, Inc., a Delaware corporation, and (ii) the foregoing is a true and correct copy of the Bylaws of the corporation reviewed and adopted by the Board of Directors of the corporation.

/s/ Joyce M. Schuldt
Joyce M. Schuldt

Date effective February 15, 2008